Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release February 25, 2021	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES 2021 ANNUAL MEETING OF STOCKHOLDERS

STOUGHTON, Massachusetts, February 25, 2021 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced the 2021 annual meeting of stockholders of Randolph Bancorp, Inc. is expected to be held on Monday, May 24, 2021, at 4:00 p.m. Eastern Time by remote communication via the Internet and/or telephone.